Exhibit 10.9a

THIRD AMENDMENT
TO
TRANSFER OF CONDOMINIUM
AND
AGREEMENT TO PAY MORTGAGE DEBT

This Third Amendment to Transfer of Condominium and Agreement to Pay Mortgage Debt (this “Agreement”) made as of December 2. 2014, but effective as of June 30, 2014, is by and among EDSON REALTY INC. (“Edson”), MICROPHASE CORPORATION (“Microphase”), MICROPITASE HOLDING COMPANY LLC (“MHC”). NECDET F. ERGUL (“Ergul”) and RONALD A. DURANDO (“Durando” and together with Edson, Microphase, MHC and Ergul, the “Parties”).

WHEREAS, the Parties entered into that certain agreement in March 10, 2010 (the Transfer of Condominium and Agreement to Pay Mortgage Debt the (‘Original Agreement”) pursuant to which Edson conveyed to Durando the condominium apartment Unit No.1024 of Key Colony #1, Key Biscayne Florida (the “Collateral”), subject to an existing mortgage on the Condominium then amounting to $253,115 (the “Mortgage Debt”);

WHEREAS. pursuant to the Original Agreement. Microphase was obligated to pay to Edson sufficient funds to satisfy the Mortgage Debt on or before March 10, 2012 (the “Final Due Date”) and the Final Due Date was subsequently extended to March 31, 2013 by an amendments to the Original Agreement executed and delivered by the parties to the Original Agreement as of March 31. 2012 (the “First Amendment”);

WHEREAS. pursuant to the Original Agreement upon repayment by Microphase of the Mortgage Debt, Edson or its assignees shall return to Microphase up to 2.532 shares ($100 per share par value) of Microphase Preferred Stock (the “Microphase Preferred”) based upon the dollar amount repaid in proportion to $253,115.

WHEREAS, Microphase failed to pay funds sufficient to satisfy the Mortgage Debt as required under the First Amendment, and, in accordance with the terms of the Original Agreement. Edson declared a default. which was subsequently waived in connection with the entering into of a second amendment to the Original Agreement (the “Second Amendment’) pursuant to which Microphase’s payment obligations under the Original Agreement was cancelled in exchange for Microphase issuing to Edson a note (the “Condo Note”) equal to the Mortgage Debt and payable in monthly installments sufficient to permit Edson to make the monthly payments on the Mortgage Debt as they come due.

WHEREAS. the parties now wish to enter into this Agreement to further amend the provisions of the Original Agreement, as amended, to reflect the cancellation of the Condo Note in exchange for Microphase’s assumption of the obligations to pay the Mortgage Debt in full by December 31 2015 directly to the holder of that Mortgage Debt as primary obligor.

NOW. THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree that the Original Agreement. as amended by the First Amendment and the Second Amendment, is hereby amended as follows:

1.	The Condo Note is hereby replaced in its entirety by this Agreement is cancelled and is of no further force or effect. Edson agrees that, within five business days of the date hereof. it will destroy the Condo Note and certify such destruction, in writing, to Microphase.

2.	The cancellation of 2,433 shares of Microphase Preferred is hereby confirmed. Microphase agrees to take all such additional action as may be necessary to document this cancellation on the books of Microphase.

3.	Microphase agrees to become the primary obligor of the Mortgage Debt and to pay each and every charge owing to the holder of the Mortgage Debt by no later than December 31, 2015. The Parties agree and acknowledge that as of the date hereof, the principal amount of the Mortgage Debt is $243,257. Microphase shall execute and deliver such additional documents as may be reasonably necessary to effect such assumption.

4.	Event of Default: If on December 31, 2015 the Mortgage Debt has not been paid in full and portions or the Mortgage Debt remain due to Wells Fargo under the equity line of credit issued to Microphase. Edson or it’s successors is hereby authorized to complete and file the Confession of Judgment, executed and delivered herewith, substantially in the form attached hereto as Exhibit A, to recover such unpaid amounts. Edson hereby agrees and acknowledges that it will not pursue any remedies against either Ergel or Durando for the repayment of the Mortgage Debt.

5.	Microphase hereby indemnifies and holds harmless MHC, Edson, Ergul and Durando from and against any loss or expense which any of them may suffer arising out of demand by the holder of the Mortgage Debt that they or any of them pay, as guarantor or guarantors, all or any part of the Mortgage Debt, including interest.

6.	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

EDSON REALTY INC.

By:	/s/ Necdet F. Ergul
Necdet F. Ergul, President

MICROPHASE CORPORATION

By:	/s/ Necdet F. Ergul
Necdet F. Ergul, President

MICROPHASE HOLDING COMPANY, LLC

By:	/s/ Ronald A. Durando
Ronald A. Durando. Manager

By:	/s/ Necdet F. Ergul
Necdet F. Ergul, Manager

/s/ Ronald A. Durando
RONALD A. DURANDO, an individual

/s/ Necdet F. Ergul
NECDET F. ERGUL, an individual

(_______)

Telephone: (____)
Facsimile: (____)

Attorney for Edson Realty Inc.

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EDSON REALTY INC.	)
	)	JUDGMENT BY CONFESSION,
Plaintiff,	)
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vs.	)	Case No. __________________
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MICROPHASE CORPORATION, a	)
Connecticut company.	)	Judge __________________
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Defendant.	)
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Pursuant to the ______________________ rules of civil procedure and the affidavit of counsel for Edson Realty Inc., a corporation organized and existing under the laws of the State of [•], its successors or assigns (“Plaintiff”), the Court hereby enters judgment against (i) Microphase Corporation, a corporation organized and existing under the laws of the State of Connecticut (the “Defendant”), and (ii) Microphase Holding Company, LLC, a limited-liability company incorporated under the laws of the State of Delaware, Necdet F. Ergul, an individual residing at [•], and Ronald A. Durando, an individual residing at [•] (together, jointly and severally, the “Guarantors” and together with the Borrower, collectively, the “Defendants”), as follows:

1.             Defendant failed to comply with the terms of that certain Transfer of Condominium and Agreement to Pay Mortgage Debt (the “Agreement”) dated and effective as of March 10, 2010, as amended by that certain first amendment dated March 10, 2012, that certain second amendment [dated March 10, 2013] and that certain third amendment, dated as of December 2, 2014, made by and among Plaintiff, Defendants, Microphase Holding Company, LLC, a limited-liability company incorporated under the laws of the State of Delaware (“MHC”), Necdet F. Ergul, an individual residing at [·] (“Ergul”), and Ronald A. Durando, an individual residing at [•] (“Durando”), a copy of which is attached hereto as Exhibit A (the “Agreement”), in that Defendant failed to make a required payment or payments thereunder within the specified time period (a “Payment Default”).

2.             By virtue of Defendant’s default and violation of the terms of the Agreement, judgment in favor of Plaintiff is hereby entered against Defendant in the aggregate principal amount of all loans outstanding under and pursuant to the Agreement, plus costs (including reasonable attorneys’ fees) and accrued and unpaid interest, fees and expenses less any payments previously made by Defendant, which net amount is $__________________(the “Judgment Amount”).

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3.             Interest shall accrue on the Judgment Amount at the highest rate allowable under applicable law until all amounts due under the terms of this Judgment by Confession are paid to Plaintiff.

4.             It is agreed that this Judgment by Confession shall not be filed or recorded by Plaintiff until or unless a Payment Default has occurred and is continuing.

DATED this ___ day of ____________, 20__.

BY THE COURT

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CONSENT TO ENTRY OF JUDGMENT BY CONFESSION

_____________________________COUNTY	)
) ss.
STATE OF ___________________________	)

Defendant, Microphase Corporation, a corporation organized and existing under the laws of the State of Connecticut, hereby knowingly and voluntarily waives service of process and consents to the entry of this Judgment by Confession at the request of counsel for Edson Realty Inc., a corporation organized and existing under the laws of the State of [•], its successors or assigns (“Plaintiff”), if Defendant has failed to make required payment(s) (a “Payment Default”) under or pursuant to that certain Transfer of Condominium and Agreement to Pay Mortgage Debt, dated and effective as of March 10, 2012, as amended by that certain first amendment dated March 10, 2012, that certain second amendment [dated March 10, 2013] and that certain third amendment, dated as of December 2, 2014, made by and among Plaintiff, Defendants, Microphase Holding Company, LLC, a limited-liability company incorporated under the laws of the State of Delaware, Necdet F. Ergul, an individual residing at [•], and Ronald A. Durando, an individual residing at [•] the (“Agreement”). The Judgment Amount (as defined in the Judgment by Confession) shall be all unpaid amounts accrued and owing under the terms of the Agreement at the time the Judgment by Confession is filed. Plaintiff agrees it will not file the Judgment by Confession unless and until a Payment Default has occurred and is continuing; provided, however, that upon a Payment Default, Plaintiff shall be entitled to immediately file such Judgment by Confession in ex parte fashion. Plaintiff’s counsel shall provide the Court with an affidavit stating the Judgment Amount and stating that Defendants have failed to abide by and satisfy the terms of the Agreement.

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MICROPHASE CORPORATION

By:	Dated:
Name:
Title:

Subscribed and sworn to before me by ______________ on this ______ day of ________________ 20____.

Notary Public

[Signature Page to Consent to Entry of Judgment by Confession]

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EXHIBIT A

AGREEMENT

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